Exhibit 5.1

ArentFox Schiff LLP 1717 K Street NW Washing, DC 20006 202.857.6000 main 202.857.6395 fax _____________________________ afslaw.com

September 16, 2025

Board of Directors

626 Bancroft Way

Suite A

Berkeley, CA 94710

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Profusa, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”). The Registration Statement, including the related prospectus contained therein and forming a part thereof (the “Prospectus”), relates to the offer and resale by Ascent Partners Fund LLC (the “Selling Stockholder”) of up to 222,222,222 shares (the “Conversion Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) issuable upon conversion of certain senior secured promissory notes (the “Notes”) that may be issued by the Company to the Selling Stockholder pursuant to that certain Securities Purchase Agreement, dated as of February 11, 2025 (as amended, the “Purchase Agreement”).

In connection with our opinion, we have examined (i) the Third Amended and Restated Articles of Incorporation of the Company in the form filed as Exhibit 3.1 to the Registration Statement, as filed with the Secretary of State of the State of California on April 30, 2018; (ii) the Bylaws of the Company in the form filed as Exhibit 3.2 to the Registration Statement, as filed with the Commission on August 7, 2025; (iii) the Purchase Agreement; (iv) Amendment No. 1 to the Purchase Agreement, dated August 25, 2025 (the “Purchase Agreement Amendment”); (v) the form of Note attached to the Purchase Agreement Amendment, (vi) the Senior Secured Convertible Promissory Note, dated February 11, 2025, issued by the Company for the benefit of the Selling Stockholder (the “Initial Note”); (vii) Amendment No. 1 to the Initial Note dated August 25, 2025; (viii) the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the legal capacity of all natural persons. As to matters of fact material to our opinions in this letter, we have relied on certificates and statements from officers and other employees of the Company, public officials and other appropriate persons.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

1.	The Conversion Shares, when issued by the Company in the circumstances contemplated by the Notes, will have been duly authorized by all necessary corporate action of the Company, and will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited to the General Corporation Law of the State of Delaware, including all Delaware statutes and all Delaware court decisions that affect the interpretation of such General Corporation Law, as of the date hereof. This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Act.

September 16, 2025 Page 2

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of this firm’s name under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ ArentFox Schiff LLP